    As filed with the Securities and Exchange Commission on January 18, 2005.
                                                     Registration No. 333-______


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                -------------------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                -------------------------------------------------

                                  EZCORP, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                        74-2540145
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                       Identification No.)


          1901 CAPITAL PARKWAY
               AUSTIN, TEXAS                                  78746
(Address of principal executive offices)                    (Zip Code)


               --------------------------------------------------

                                  EZCORP, INC.
                               2003 INCENTIVE PLAN

                      STOCK OPTION GRANTS OUTSIDE OF A PLAN

                            (Full title of the plans)
               --------------------------------------------------

             Connie Kondik                                 Copy to:
            General Counsel                          J. Rowland Cook, Esq.
              EZCORP, Inc.                           Jenkens & Gilchrist,
         1901 Capital Parkway                     A Professional Corporation
          Austin, Texas 78746                   401 Congress Avenue, Suite 2500
            (512) 314-3462                           Austin, Texas 78701
(Name, address and telephone number,
including area code, of agent for service)

               --------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                    PROPOSED              PROPOSED
                                               AMOUNT                MAXIMUM               MAXIMUM              AMOUNT OF
        TITLE OF CLASS OF                       TO BE             OFFERING PRICE          AGGREGATE            REGISTRATION
  SECURITIES TO BE REGISTERED              REGISTERED(1)(2)       PER SHARE(3)(4)       OFFERING PRICE(3)          FEE(3)
-----------------------------------------------------------------------------------------------------------------------------------

Class A Non-Voting Common Stock, $.01
par value per share .................      1,400,000 shares          $14.72               $20,608,000           $2,425.56
===================================================================================================================================




        (1) The securities to be registered consist of 900,000 shares reserved for issuance under the EZCORP, Inc. 2003 Incentive Plan (the "Plan") and 500,000 shares underlying options granted outside the Plan. Note that the number of shares authorized for issuance under the Plan was increased from 500,000 to 900,000 pursuant to a resolution of the Board of Directors on January 15, 2004 and approved by the holder of the majority of the shares of the registrant's voting securities.

        (2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of common stock issuable under the terms of the Plan to prevent dilution resulting from any further stock split, stock dividend or similar transaction.

        (3) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the Class A Non-Voting Common Stock reported on the Nasdaq Stock Market on January 10, 2005.



================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

-------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

                (1) the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed with the Commission on December 14, 2004;

                (2) the registrant's Current Reports on Form 8-K/A filed with the Commission on December 15, 2004 and on Form 8-K filed with the Commission on January 5, 2005; and

                (3) the description of the registrant's Common Stock and Common Stock Rights as set forth in the registrant's Form 8-A Registration Statement filed with the Commission on July 24, 1991, including any amendment or report filed for the purpose of updating such description.

        All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Corporation's Restated Certificate of Incorporation provides that no director of the Corporation will be personally liable to the Corporation or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

        Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies
(a) if such person is successful on the merits or otherwise in the defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication unless the court, in its discretion, believes that in the light of all the circumstances indemnification should apply.

        To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to
Section 145, to indemnification as described above.

        The Corporation's Restated Certificate of Incorporation and Amended and Restated Bylaws specifically provide for indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

        Insofar as indemnification by the Corporation for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        None.

ITEM 8. EXHIBITS.

        (a)     Exhibits.

     The following documents are filed as a part of this registration statement.

        Exhibit Description of Exhibit
        ------- ----------------------

        3.1 Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 effective August 23, 1991 (File No. 33-41317).

        3.1A Certificate of Amendment to Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1A to the Registration Statement on Form S-1 effective July 15, 1996 (File No. 33-41317).

        3.2 Bylaws of the Company. Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 effective August 23,1991 (File No. 33-41317).

        3.3     Amendment to the Bylaws. Incorporated by reference to Exhibit
                3.3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 (File No. 0-19424).

        3.4 Amendment to the Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.4 to Registrant's Annual Report on Form 10-K for the year ended September 30, 1994 (File No. 0-19424).

        3.5 Amendment to the Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.5 to Registrant's Annual Report on Form 10-K for the year ended September 30, 1997 (File No. 0-19424).

        3.6 Amendment to the Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.6 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 0-19424).

        5.1     Opinion of Jenkens & Gilchrist, A Professional Corporation.

        10.88   EZCORP, Inc. 2003 Incentive Plan. Incorporated by reference to
                Exhibit 10.88 to Registrant's Annual Report on Form 10-K for the year ended September 30, 2003 (File No. 0-19424).

        10.92 Amendment to EZCORP, Inc. 2003 Incentive Plan dated January 15, 2004.

        23.1 Consent of BDO Seidman, LLP, independent registered public accounting firm.

        23.2 Consent of Ernst & Young LLP, independent registered public accounting firm.

        23.3 Consent of Jenkens & Gilchrist, A Professional Corporation (included in the opinion filed as Exhibit 5.1 hereto).

        24.1    Power of Attorney (on signature page).

ITEM 9. UNDERTAKINGS.

        A.      The undersigned registrant hereby undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel N. Tonissen or Joseph L. Rotunda, or either of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 17, 2005:

                                     EZCORP, INC.


                                     By:   /s/ Joseph L. Rotunda
                                           -------------------------------------
                                           Joseph L. Rotunda
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                                       CAPACITY                                 DATE
            ---------                                       --------                                 ----

/s/ Sterling B. Brinkley                Chairman of the Board, Director                        January 18, 2005
-------------------------------
Sterling B. Brinkley

 /s/ Joseph L. Rotunda                  Director, Chief Executive Officer and President        January 17, 2005
-------------------------------         (Principal Executive Officer)
Joseph L. Rotunda

 /s/ Daniel N. Tonissen                 Senior Vice President, Chief Financial Officer         January 17, 2005
-------------------------------         and Assistant Secretary (Principal Financial
Daniel N. Tonissen                      and Accounting Officer)

/s/ Thomas C. Roberts                   Director                                               January 17, 2005
-------------------------------
Thomas C. Roberts

/s/ Gary Matzner                        Director                                               January 18, 2005
-------------------------------
Gary Matzner

/s/ Richard D. Sage                     Director                                               January 17, 2005
-------------------------------
Richard D. Sage

                                  EXHIBIT INDEX

3.1 Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 effective August 23, 1991 (File No. 33-41317).

3.1A Certificate of Amendment to Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1A to the Registration Statement on Form S-1 effective July 15, 1996 (File No. 33-41317).

3.2 Bylaws of the Company. Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 effective August 23,1991 (File No. 33-41317).

3.3 Amendment to the Bylaws. Incorporated by reference to Exhibit 3.3 to Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994 (File No. 0-19424).

3.4 Amendment to the Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.4 to Registrant's Annual Report on Form 10-K for the year ended September 30, 1994 (File No. 0-19424).

3.5 Amendment to the Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.5 to Registrant's Annual Report on Form 10-K for the year ended September 30, 1997 (File No. 0-19424).

3.6 Amendment to the Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.6 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 0-19424).

5.1      Opinion of Jenkens & Gilchrist, A Professional Corporation.

10.88    EZCORP, Inc. 2003 Incentive Plan. Incorporated by reference to Exhibit
         10.88 to Registrant's Annual Report on Form 10-K for the year ended September 30, 2003 (File No. 0-19424).

10.92    Amendment to EZCORP, Inc. 2003 Incentive Plan dated January 15, 2004.

23.1 Consent of BDO Seidman, LLP, independent registered public accounting firm.

23.2 Consent of Ernst & Young LLP, independent registered public accounting firm.

23.3 Consent of Jenkens & Gilchrist, A Professional Corporation (included in the opinion filed as Exhibit 5.1 hereto).

24.1     Power of Attorney (on signature page).